UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

Michael L. Noël, a director of Avista Corporation (Avista Corp. or the Company) whose term expired on May 9, 2013, retired from Avista Corp.'s Board of Directors as he has reached the mandatory retirement age of 72 as outlined in the Company's Bylaws.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Avista Corp. was held on May 9, 2013. Four proposals were submitted to shareholders as disclosed in Avista Corp.'s Definitive Proxy Statement filed on March 29, 2013 three of which were approved. There were 59,876,355 shares of common stock issued and outstanding as of March 8, 2013, the proxy record date, with 54,022,616 shares represented at said meeting. The proposals and the results of the voting are as follows:

Proposal 1: Election of ten directors, for one-year terms expiring in 2014.

Director	For	Against	Abstain	Broker Non-Votes
Erik J. Anderson	45,476,446	499,766	339,551	7,706,853
Kristianne Blake	45,389,094	602,797	323,872	7,706,853
Donald C. Burke	45,623,065	358,234	334,464	7,706,853
Rick R. Holley	45,590,662	384,833	340,268	7,706,853
John. F. Kelly	45,343,037	633,494	339,232	7,706,853
Rebecca A. Klein	45,595,915	382,708	337,140	7,706,853
Scott L. Morris	44,984,885	1,040,961	289,917	7,706,853
Marc F. Racicot	45,475,573	503,121	337,069	7,706,853
Heidi B. Stanley	45,645,601	358,195	311,967	7,706,853
R. John Taylor	45,368,269	606,813	340,681	7,706,853

All directors were elected for one-year terms expiring as of the date of the 2014 Annual Meeting of Shareholders as the number of votes cast “for” each nominee exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the election.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2013.

For	Against	Abstain	Broker Non-Votes
53,111,841	606,514	304,261	N/A

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.”

Proposal 3: Amendment of the Company's Restated Articles of Incorporation (Articles) to reduce certain shareholder approval requirements. This proposal would have reduced the voting requirements for certain amendments to the Articles and transactions with an “Interested Shareholder” (as defined in the Articles) to the holders of the majority of the outstanding shares of common stock (from the current 80 percent requirement contained in the Articles).

For	Against	Abstain	Broker Non-Votes
44,200,255	1,632,009	483,499	7,706,853

This proposal was not approved as it did not receive the affirmative vote of the holders of 80 percent of the issued and outstanding shares of Avista Corp. common stock.

Proposal 4: Advisory (non-binding) vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
43,451,812	2,051,090	812,861	7,706,853

This advisory (non-binding) resolution was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	May 14, 2013	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer